Exhibit 10.1

[CONFIDENTIAL TREATMENT REQUESTED- [xxxx] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.  ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.]

PROCUREMENT AGREEMENT BETWEEN
OPTIUM CORPORATION
AND
SCIENTIFIC-ATLANTA, INC.

THIS PROCUREMENT AGREEMENT (“Agreement”) is effective as of the 17th day of May, 2007 (the “Effective Date”) by and between Optium Corporation, a Delaware corporation with its principal place of business at 500 Horizon Drive, Suite 505, Chalfont, PA 18914 (“Optium”), and Scientific-Atlanta, Inc., a Georgia corporation with its principal place of business at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044 (“Scientific-Atlanta” or “S-A”).

W I T N E S S E T H :

WHEREAS, S-A desires to purchase from Optium, and Optium desires to sell and provide to S-A, quantities of certain Products (as defined below) which S-A intends to sell, and may in the future sell, to its customers;

NOW THEREFORE, for and in consideration of the promises and covenants contained herein, the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                      DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated below:

1.1.                            “Acceptance Test” means the set of tests to be mutually agreed upon to verify compliance of the Products with the Specifications.

1.2.                            “Affiliate” of a specified person means a person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, such person. For purposes of this Agreement, control shall be presumed if a person owns, directly or indirectly, 40% or more of the beneficial ownership of such person.

1.3.                            “Agreement” means this Procurement Agreement and all Exhibits attached hereto.

1.4.                            “Contact Person” shall be the respective employee for each party as set forth at Section 2, or as may be later amended by written notice:

1.5.                            “Delivery” means delivery by Optium at its continental United States factory of the Product to the carrier designated by S-A in its Purchase Order. All delivery terms are ExWorks Optium’s factory in the continental United States.

1.6.                            [xxxx]

1.7.                            “Initial Commercial Shipment” means the shipment of the first production unit of the Products.

SCIENTIFIC-ATLANTA PROPRIETARY INFORMATION

[Confidential Treatment Requested]

1.8.                            “IPRs” or “Intellectual Property Rights” means all rights listed below which have been, or will be, acquired or otherwise secured by either party before or during the Term of this Agreement, anywhere in the world:

a.               All right, title and interest in and to all letters patent and applications for letters patent, industrial models, industrial designs, petty patents, patents of importation, utility models, certificates of invention, and other indicia of invention ownership, including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed; and

b.              All right, title and interest in and to all trade secret rights arising under the common law, state law, federal law or the laws of any foreign country; and

c.               All right, title and interest in and to all semiconductor mask work rights, all design rights and all copyright rights and all other literary property and author rights; and

d.              All right, title and interest in all know-how and show-how.

1.9.                            [xxxx]

1.10.                     “Non-Disclosure Agreement” has the meaning in Section 16.

1.11.                     “Non-Standard Materials” means materials, parts or components intended by a party to be incorporated into a Product, such that such material, part or component would not be normally incorporated into another readily salable Product or product of the party.

1.12.                     “Optium” means Optium Corporation and its Affiliates.

1.13.                     “Prices” means the prices of the Products set forth in Exhibit A hereto. Prices for the products and any new Products that the parties agree to add to the Agreement after the Effective Date shall comply with and be subject to Sections 2.3, 3.3, 4.1 and 6, and may be revised by the parties payment to Sections 2.3 and 6.

1.14.                     “Price Schedule” means the Prices set forth in Exhibit B attached hereto and as may be revised pursuant to Section 6 of Exhibit D, which Schedule shall be amended to reflect pricing for all new Products that the parties agree to add to the Agreement after the date hereof.

1.15.                     “Products” mean the products listed as such on Exhibit A hereto, as such Exhibit may be modified from time to time by agreement of the parties, in writing.

1.16.                     “S-A” means Scientific-Atlanta, Inc. and its Affiliates.

1.17.                     “Scheduled Delivery Date” means the mutually agreeable date for delivery of Products at the destination designated in a Purchase Order.

1.18.                     “Specifications” means the specific electrical, mechanical, environmental reliability, packaging and packing and other requirements of the Products and set forth in Exhibit B, as such Specifications may change from time to time by mutual agreement of the parties.

1.19.                     “Term” means the period that commences on the Effective Date and, subject to the provisions of Section 14, terminates three (3) years from the Initial commercial Shipment.

[Confidential Treatment Requested]

1.20.                     “Warranty Period” shall have the meaning ascribed thereto in Section 12.

2.                                      INTERACTION AND TECHNICAL SUPPORT

2.1                               Scientific-Atlanta and Optium each will designate a point of contact that will coordinate activities between the two companies. Either party may change its designee from time to time by notifying the other party in writing. The designees shall have the right from time to time, by mutual agreement, to add, delete or substitute Products, which may be effected through a letter signed by both designees. Throughout the Term, senior management of the parties shall meet with each other no less frequently than quarterly to review business and market conditions, current technology development, future research and development plans and resolve any open issues. In addition, Optium will provide application engineering support to S-A. This support shall be at Optium’s expense.

2.2                               In addition, upon reasonable request from S-A, Optium shall station a technically professional person in a S-A facility in an office provided by S-A. The purpose shall be to provide direct support for all technical and product issues in the event that S-A reasonably believes that such support is necessary to ensure conformance of the Products with the Specifications. Except for office space, this support shall be at Optium’s expense.

2.3                               Optium and S-A hereby agree to periodically review this Agreement and to negotiate pricing and other terms in good faith to reflect market conditions and other relevant factors relating to market conditions.

3.                                      PRODUCTS

3.1.                            In addition to the Products identified on Exhibit A, Optium shall sell to S-A such other Products as may be added to Exhibit A by mutual written agreement of the parties.

3.2.                            Optium shall make available to S-A the type and volume of Products ordered on a Most Favored Customer basis at the applicable Prices. Except as provided for in this Agreement (including without limitation pursuant to this paragraph and Exhibit C) S-A shall be under no obligation to purchase Products.

3.3.         [xxxx]

[Confidential Treatment Requested]

3.4.                            Products shall be privately labeled with the name “Scientific-Atlanta” and/or such logos or other names as specified by S-A. S-A shall have the right to modify such appearance specification upon reasonable advance notice and its agreement to reimburse Optium for its additional reasonable out-of-pocket costs relating to such modification. Any Product or portion thereof bearing the “Scientific-Atlanta” name, color (that is specified as part of the private labeling specification) or logo which is not purchased by S-A under this Agreement shall not be sold by Optium during or after the Term of this Agreement, unless the “Scientific-Atlanta” name, color (that is specified as part of the private labeling specification) and logo are fully deleted, obliterated or masked from such Product or portion thereof. If the “Scientific-Atlanta” name or logo cannot be fully deleted, obliterated or masked from any portion of the Product such Product units shall be destroyed by Optium. S-A will indemnify Optium against any third party claims of infringement based upon use, in accordance with this Section 3.4, of the S-A logo and colors.

3.5.                            Optium must notify S-A [xxxx] in advance of any planned discontinuance (“Discontinuance Notice Period”) of any Product and provide S-A an opportunity to place a last time buy purchase order. S-A shall issue its last time buy purchase order, if any, at least [xxxx] prior to the end of the Discontinuance Notice Period and request only Delivery Dates within the then-current applicable Product lead time. After discontinuance of Product, Optium will provide continued support and repair services for a period of [xxxx] after Product discontinuance.

4.                                      PURCHASE PROCEDURES AND PURCHASE ORDERS

4.1.                            The terms and conditions of this Agreement, together with the terms and conditions contained in Exhibit C shall govern the sale of Products by Optium to Scientific-Atlanta. S-A shall notify Optium of its desire to order Products by issuing Purchase Order(s) for Products. “Purchase Order” means a purchase order for the Products issued by S-A under this Agreement, which Purchase Order shall specify the Prices for the Products and other terms and conditions of this Agreement. Each Purchase Order shall make reference to this Agreement and shall contain the following information relative to the purchases made under this Agreement: description of the Product being purchased (including part number and revision level if applicable), quantity purchased, routing instructions, requested delivery date, destination, confirmation of price and any other special shipping instructions. All Purchase Orders and cancellations thereof issued hereunder shall be in writing, delivered to the Contact Person (or as otherwise directed by the Contact Person) and shall be governed by the terms and conditions of this Agreement notwithstanding any contrary or additional terms or conditions contained in any Purchase Order or other shipping document, invoice or acknowledgment thereof, except to the extent that such contrary or additional terms and conditions are acknowledged and accepted in writing by authorized representatives of both parties.

4.2.                            Optium shall be authorized to and shall begin producing the Products upon acceptance of a Purchase Order from S-A for the Products.

4.3.                            Optium shall have three (3) business days from receipt of a Purchase Order to accept or reject such Purchase Order. If S-A does not receive any notice of acceptance or rejection from Optium within such three (3) business day period, Optium shall have been deemed to accept the Purchase Order. Any notices of rejection must clearly state the reasons for such rejection and shall be binding upon S-A upon receipt.

[Confidential Treatment Requested]

4.4.                            Unless otherwise mutually agreed, Purchase Orders for Products shall be issued by S-A in accordance with the lead times set forth in Section 5.

4.5.                            Purchase orders may not be cancelled within [xxxx] of the Scheduled Delivery Date; however, S-A may reschedule line items on a purchase order, provided S-A provides a notice at least a [xxxx] prior to the Scheduled Delivery Date and any rescheduled Delivery Date is within [xxxx] of the prior Scheduled Delivery Date.

5.                                      FORECASTS AND LEADTIMES

5.1.                            S-A will provide Optium with a non-binding [xxxx] forecast on a [xxxx] basis. Optium shall make commercially reasonable efforts, but have no obligation or liability, to deliver quantities in excess of the amount on the rolling forecast.

5.2.                            Optium will commit to delivery lead times not to exceed [xxxx] as long as the Purchase Order quantity does not exceed forecasted volumes for the same family of products. Optium will use commercially reasonable efforts to maintain lead times that do not exceed [xxxx]. “Commercially Reasonable Efforts” shall mean, with respect to the efforts to be expended by a party with respect to any objective, reasonable, diligent, good faith efforts to accomplish such objective as such party would normally use to accomplish a similar objective under similar circumstances. [xxxx].

5.3.                            At S-A’s option, Optium agrees to stage inventory at S-A’s customer’s location in sufficient quantities to support [xxxx] forecasted demand. S-A will notify Optium when products are removed from the consignment location in order to trigger invoicing.

5.4.                            [xxxx]

6.                                      PRICING

6.1.                            Subject to the other provisions of this Agreement, the Prices which Optium agrees to charge and S-A agrees to pay for the Products are pursuant to Section 2.3, 3.3, 4.1 and this Section 6.

6.2.                            S-A will review and reasonably approve the engineering changes that will reduce costs. Optium and S-A will consider loosening the specs over time to assist in reducing price. Optium and S-A hereby agree to review pricing periodically and to negotiate pricing to reflect market conditions and other relevant factors relating to market conditions.

6.3.                            Prices include all costs of packaging and packing the Products for shipment and all taxes except sales, use and other such similar taxes imposed upon the sale or transfer to S-A of material purchased hereunder. Any sales, use or like taxes required to be paid by S-A shall be specifically listed in the appropriate invoices. S-A shall have no liability for such sales, use or like taxes if it has complied with the statutory resale tax certificate requirements of states where appropriate. S-A shall be responsible for any duties assessed with respect to S-A’s purchases of Products. Prices exclude all costs of shipping and insurance which shall be borne by S-A.

6.4.                              [xxxx]

6.5.                            During the senior management review meetings, the parties will discuss Optium’s compliance with this Section 6. Additionally, at S-A’s request,

[Confidential Treatment Requested]

Optium will provide a certification confirming Optium’s compliance with this Section. In the event of any non-compliance with such Section, S-A’s sole and exclusive remedy and Optium’s sole and exclusive obligation/liability shall be to adjust the Product pricing so that same is compliant with this Section 6.

7.                                      PAYMENT

7.1.                            S-A will make payment net [xxxx] days from [xxxx]. S-A shall not be required to pay any amount which it disputes in good faith until the underlying dispute has been settled. S-A will set Optium for EFT (Electronic Fund Transfer) so that payment can be made in less than [xxxx] days.

7.2.                            S-A shall have the right to hold Optium’s invoice when any order arrives more than five (5) working days in advance of the Scheduled Delivery Date until the date it shall ordinarily be due if Delivery had been made in accordance with the Scheduled Delivery Date, unless otherwise mutually agreed.

7.3.                            Credits due to S-A’s rejection pursuant to this Agreement of any order or discrepancies on paid invoices or otherwise will be deducted from subsequent payments or refunded at S-A’s option.

8.                                      PACKAGING AND PACKING

Optium shall be responsible for properly packaging and packing the Products according to industry standards and in a manner designed to minimize damage to the Products during transit or while in storage. An itemized packing slip bearing the Purchase Order number and part number, if appropriate, shall be placed on each shipment.

9.                                      SHIPMENT AND DELIVERY

9.1.                            All shipments to S-A shall be made Exworks (Incoterms 2000) Optium’s factory in the continental United States. S-A shall select any reasonable carrier and shall assume and pay transportation charges on a “freight collect” basis. Risk of loss for and title to the contents of a shipment shall pass to S-A upon delivery by Optium to the common carrier.

9.2.                            Optium agrees that all shipments to S-A shall be classified for shipping/transportation purposes according to the directions set forth in the Purchase Orders. [xxxx] In the absence of S-A instructions for freight classification, Optium shall select the proper and most economical freight classification. The remedies in this Section 9.2 are in addition to and not in lieu of other rights and remedies that S-A may have pursuant to this Agreement in law or equity.

10                                  LATE DELIVERIES

10.1                        If, based on its knowledge of when it will make or is likely to make Delivery of an order, Optium determines that it is reasonably likely that all or any portion of such order will not arrive on the Scheduled Delivery Date, Optium will promptly advise S-A in writing, referencing the applicable Purchase Order number.

10.2                        Any order or part of an order for a Product is not Delivered to S-A within [xxxx] calendar days after the Scheduled Delivery Date, a late delivery fee of [xxxx] will begin to accrue up to a maximum of [xxxx] and be deducted from the invoice.

[Confidential Treatment Requested]

10.3                        Payments required under this Section 10 constitute liquidated damages for late Delivery and not a penalty. At S-A’s option, Optium will either make such payments to S-A within [xxxx] of receipt of an invoice from S-A for such late arrival charges or S-A shall offset such late arrival charges from invoiced amounts payable to Optium pursuant to this Agreement, in which case S-A shall provide Optium with prior written notice of its intent to offset.

10.4                        Liquidated damages will not be assessed if Optium’s late delivery is due to Force Majeure events as set forth in Section 17 herein.

11.          INSPECTION AND ACCEPTANCE

11.1                        Prior to shipment to S-A, Optium shall inspect and test all Products in accordance with the Acceptance Test and shall replace all Products which fail such Acceptance Test. A representative of S-A may, at S-A’s option, witness Optium’s completion of the Acceptance Test; provided, however, that S-A’s failure to witness such testing shall not be deemed to be acceptance of the Products.

11.2                        S-A may, but shall not be required to, inspect the Products upon receipt of the Products. Products which fail to conform to the warranty in Section 12 below and Section 6 of Exhibit D, shall be treated as nonconforming and handled in accordance with Section 6 of Exhibit D.

11.3                        Notwithstanding Section 11.2 above, S-A may return Products shipped by Optium which were either not ordered by S-A or are in excess of the quantity ordered by S-A.

12.          WARRANTY AND [xxxx]

12.1                        Optium warrants the Products for a period of [xxxx] from the date of Product delivery to S-A’s customers (the “Warranty Period”). Returned Product will be repaired or replaced within [xxxx] days of receipt at Optium’s facility. Ground freight costs in both directions will be paid by [xxxx] for domestic returns.

12.2                        Optium will provide S-A with a quote on an extended warranty, which S-A may accept on a customer-by-customer basis.

12.3                        Optium will be responsible for regulatory compliance (e.g., FCC, UL, CE, CGIA) of the Products. If the S-A integrates a Product with one of its own products, then S-A shall be primarily responsible for regulatory compliance of the combined device, although Optium shall assist S-A in ensuring such compliance.

12.4.  [xxxx]

12.5.  [xxxx].

12.6.  [xxxx].

12.7.  [xxxx]

12.8.  [xxxx]

12.9.  [xxxx]

[Confidential Treatment Requested]

12.10.  [xxxx]

12.11.  [xxxx]

12.12.                   [xxxx]

12.13.                   [xxxx]

13.                       [xxxx]

14.          TERM AND TERMINATION

14.1                        Term.  This Agreement, unless earlier terminated as provided herein, shall remain in full force and effect during the Term; provided, however, that this Agreement shall continue in effect for one (1) year terms if mutually agreed upon by both parties prior to the expiration of the then-current term.

14.2                        Termination of Agreement.  Each party may, at its discretion, upon written notice to the other party, and in addition to its rights and remedies provided under this Agreement and at law or in equity, terminate this Agreement in the event of any of the following (each such event, an “Event of Default”):

a.                                     Upon a breach of the other party of any material provision in this Agreement, if not cured within thirty (30) days after receipt of written notice specifying such failure.

b.                                    Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other party; provided that, for an involuntary bankruptcy or insolvency proceeding, the party subject to the proceeding shall have thirty (30) working days within which to dissolve the proceeding or demonstrate to the terminating party’s satisfaction the lack of grounds for the initiation of such proceeding.

14.3                        Survival of Provisions.  The obligations of both Optium and S-A under this Agreement, which obligations by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

15               OPTIUM PROPRIETARY RIGHTS INDEMNIFICATION

15.1                        Optium will: [xxxx]

15.2                        In addition, in connection with satisfying its obligations hereunder, Optium shall have the right, at any time and at its option [xxxx] to: [xxxx]. If a claim of alleged infringement is made prior to completion of delivery of the goods by Optium, Optium may at its sole discretion elect not to make further shipments

[Confidential Treatment Requested]

without being in breach of any agreement between the parties.

15.3                        Optium’s obligations hereunder are conditioned upon: (i) S-A giving Optium written notice of any such claim; (ii) Optium having complete control of the defense and settlement thereof; and (iii) S-A cooperating fully with Optium to facilitate the defense or settlement of such claim.

15.4                        The foregoing states the sole and exclusive remedy and obligation of the parties hereto for infringement of intellectual property rights arising out of this agreement.

16               CONFIDENTIALITY

S-A and Optium have developed and will develop certain information which is confidential. Such information shall constitute “Proprietary Information” (as defined in that certain Non-Disclosure Agreement between S-A and Optium, dated October 30, 2001 (the “Non-Disclosure Agreement” attached hereto as Exhibit F) and will continue to be protected as set forth in the Non-Disclosure Agreement throughout the Term of this Agreement. For greater certainty, the parties agree that the “Disclosure Period” as defined in the Non-Disclosure Agreement shall be extended to the end of the Term hereunder and any extensions thereof pursuant to Section 14.

17               FORCE MAJEURE

Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder during any period in which such performance is delayed by fire, earthquake, floods, war, embargo, strike, riot, or other causes beyond the reasonable control of either party, or the intervention of any government authority, provided that the party suffering such delay promptly notifies the other party of the delay and diligently works to resolve such delay.

18               OWNERSHIP

18.1     S-A acknowledges and agrees that as between the parties: (a) Optium owns and shall retain all IPRs in the Products and all improvements or enhancements to such Products made by Optium without a substantial contribution from S-A and (b) such IPRs and all such improvements and enhancements are Optium’s property and constitute Proprietary Information to be protected in accordance with the Non-Disclosure Agreement. S-A shall not claim any right to or license in Optium’s IPRs nor shall S-A contest or assist in contesting Optium’s right, title and interest in and to such of Optium’s IPRs.

18.2     Optium acknowledges that as between the parties: (a) S-A owns and shall retain all IPRs in S-A’s products and all improvements or enhancements to such products made by S-A without a substantial contribution by Optium and (b) such IPRs are S-A’s property and constitute Proprietary Information to be protected in accordance with the Non-Disclosure Agreement. Optium shall not claim any right to or license in with respect to S-A’s IPRs nor shall Optium contest or assist in contesting S-A’s right, title and interest in and to such of S-A’s IPRs.

18.3     Each party further agrees: (i) not to use, copy or reproduce any of the other party’s IPRs in any manner except for the specific purpose set forth herein; (ii) not to translate, reverse assemble, reverse compile or reverse engineer, decompile, disassemble or create derivative works of the other party’s IPRs; and (iii) not to transfer, assign, rent, sell, distribute or otherwise dispose of the other party’s IPRs (including granting sublicenses) to anyone or in any manner, except as specifically permitted herein.

[Confidential Treatment Requested]

19               JOINT DEVELOPMENT

19.1     The parties acknowledge that joint development efforts may be considered from time to time. Although neither party shall have any obligation to participate in such discussions, commit time or other resources to any such proposed development or be obligated in any way without the prior written agreement of management of such party, the parties anticipate that such discussions may proceed as follows:

Optium shall submit a written product/technology proposal to S-A.

If S-A elects in its discretion to pursue such proposal, S-A shall work with Optium to develop a joint development plan cost estimate.

Following mutual discussion and analysis of the market/business potential of the proposed products, S-A shall have a reasonable period of time (not less than 30 days) to decide whether to commit to any funding of the proposal.

If S-A does elect to make an initial investment in the proposal, then S-A shall provide an estimated sales forecast, and S-A and Optium shall develop a detailed joint development project plan/schedule. If S-A wishes to cease funding or participation, then S-A shall so notify Optium, following which S-A shall have no obligation whatsoever with respect to the funding or consideration of the proposal.

If S-A elects not to make an initial investment of time or resources in the proposal, then Optium shall be entitled to pursue such opportunity independently subject to the terms and conditions of this Agreement.

Any joint development effort shall be evidenced by one or more agreements (“Development Agreement”) and neither party shall have any obligations with respect to any proposed development in the absence of a Development Agreement fully executed and delivered by both parties. The Development Agreement, if any, may provide for funding commitments, contributions of technology or resources, exclusivity periods, rebates or other commissions on sales to third parties, etc.

[xxxx]

19.2     [xxxx]

20               PARTIAL INVALIDITY

If any provision of this Agreement is declared or found to be ineffective, unenforceable or illegal for any reason, such decision shall not affect the validity or enforceability of any or all of the remaining portions hereof, provided that the economic equity of the parties under this Agreement is not substantially affected thereby and provided further that the parties shall negotiate in good faith with respect to alternative or modified provisions which will accomplish the objectives of this Agreement consistent with applicable law and the intentions underlying the original provision.

[Confidential Treatment Requested]

21               NOTICES

Any notice which may be or is required to be given under this Agreement shall be written or telegraphic, and any written notices shall be sent by overnight delivery, telephonic facsimile machine (e.g. FAX) or registered or certified mail, postage prepaid, return receipt requested. Any telephonic facsimile machine notice must be followed within five (5) working days by an original of the facsimile, and any telegraphic notice must be followed within five (5) working days by written notice. All such notices shall be deemed to have been given when such notice is received. Any notice given hereunder shall be in writing and addressed as follows:

If to S-A:

Scientific-Atlanta, Inc.
5030 Sugarloaf Parkway
Lawrenceville, GA 30044
Attention: President, Transmission Networks Sector

With a copy to:

Scientific-Atlanta, Inc.
5030 Sugarloaf Parkway
Lawrenceville, GA 30044
Attention: General Counsel

If to Optium:

Optium Corporation
500 Horizon Drive
Suite 505
Chalfont, PA 18914
Attention: VP Sales and General Counsel
Telephone: (215) 712-6200

Either party hereto may change its address by a notice given to the other party in the manner set forth above.

22               GENERAL

22.1     Nonwaiver.  No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. No waiver by either party, expressed or implied, of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or different nature. No charge, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such charge, waiver, or discharge is sought to be enforced.

22.2     Nonassignability.  Neither this Agreement nor any right/obligation hereunder is assignable or otherwise transferable (whether by operation of law or otherwise) by either party without the prior written consent of the other party.

22.3     Section Headings.  Section headings are for convenience purposes only and shall not affect the interpretation of this Agreement.

[Confidential Treatment Requested]

22.4     Cumulative Remedies; Time Is Of The Essence.  The rights and remedies provided in this Agreement or otherwise under applicable laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement. Time is of the essence in the performance of the parties’ duties and obligations under this Agreement.

22.5     Governing Law.  This Agreement, any Purchase Orders issued hereunder, and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

22.6     Survival.   Provisions of this Agreement which shall naturally survive the termination of this Agreement shall survive.

22.7     Entire Agreement. The terms and conditions contained herein, the Exhibits attached hereto, and all Purchase Orders issued pursuant to the terms of this Agreement from time to time constitute the entire Agreement between the parties and shall supersede all previous communications either oral or written, between the parties with respect to the subject matter hereof. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement. No amendment, modification, alternation, addition or change in the terms hereof (including any terms on the front or back of a purchase order, order acknowledgement or similar form), or addition of new Exhibits, shall be binding on either party unless reduced to writing and duly executed by authorized representatives of all the parties hereto.

22.8     Coordination Of Media Releases.  All media releases, public announcements or public disclosures (including but not limited to promotional or marketing material) by Optium or S-A which identify the other party in the context of this Agreement shall be coordinated with and approved in writing by the other party prior to the release thereof. This Section shall not prohibit any disclosure which either party believes, in good faith, to be required by law or regulation, including SEC regulations.

22.9     NAFTA Qualified Products.  Upon request of S-A at any time during the Term of this Agreement, Optium shall provide to S-A a NAFTA Certificate of Origin, on Customs Form 434, with respect to Products that qualify under NAFTA.

22.10                 Binding Effect; Assignment.  This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

22.11                 Severability.  If any provision of this Agreement is declared or found to be illegal, unenforceable or void, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

22.12                 No Third Party Benefit.  Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, or corporation, other than the parties hereto and those other persons or entities specifically granted rights hereunder, and their respective successors and assigns, any remedy or claim by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of

[Confidential Treatment Requested]

the parties hereto; provided that S-A customers shall be entitled to the rights contained herein with respect to warranties and indemnification.

22.13                 Relationships of the Parties.  It is expressly understood that the parties intend to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between them or their respective successors in interests. No party shall have any authority to create or assume, in the name or on behalf of any other party, any obligation, expressed or implied, nor to act or purport to act as the agent or the legally empowered representative of any other party hereto for any purpose whatsoever.

23               [xxxx]

23.1     [xxxx]

23.2     [xxxx]

[Confidential Treatment Requested]

23.3  [xxxx]

23.4     [xxxx]

23.5     [xxxx]

23.6     [xxxx]

24.          TERMS AND CONDITIONS OF PURCHASE

Except as expressly modified by the above terms and conditions, the Scientific-Atlanta, Inc. Terms and Conditions of Purchase, Exhibit C, shall govern the purchase of Products from Optium.

[Confidential Treatment Requested]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

OPTIUM CORPORATION		SCIENTIFIC-ATLANTA, INC.
By:	/s/ Eitan Gertel	By:	/s/ Wallace G. Haislip
Name: Eitan Gertel		Name: Wallace G. Haislip
Title: Chief Executive Officer		Title: Senior Vice President, Operations

Date:	May 17, 2007	Date:	March 15, 2007

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Attachment A

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LIST OF EXHIBITS

EXHIBIT A	PRODUCTS
EXHIBIT B	SPECIFICATIONS
EXHIBIT C	SCIENTIFIC-ATLANTA, INC. TERMS AND CONDITIONS OF PURCHASE
EXHIBIT D	[xxxx]
EXHIBIT E	S-A CUSTOMER REQUIREMENTS

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EXHIBIT B

SPECIFICATIONS

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EXHIBIT C

SCIENTIFIC-ATLANTA, INC. TERMS AND CONDITIONS OF PURCHASE

1.  Seller’s Acceptance of Scientific-Atlanta’s Offer to Buy - Any purchase order is Scientific-Atlanta’s offer to buy from Seller on the terms and conditions stated therein and does not constitute an acceptance of any previously made offer by Seller. Any reference to any previously made offer by Seller is solely for the purpose of incorporating the description and specification of the goods and services contained therein to the extent that such description and specification do not conflict with the description and specification contained in this order. Acceptance of any purchase order is expressly limited to acceptance by Seller of each and every one of these terms and conditions or those contained in other documents expressly incorporated herein by reference and such acceptance will be accomplished by signing and returning the “acceptance - sign and return” copy of a purchase order, by shipping the goods or performing the services called for therein, by acknowledging receipt of the purchase order or by any other conduct on the part of Seller which recognizes the existence of a contract between Scientific-Atlanta (“S-A”) and Seller pertaining to the subject matter hereof. Should Seller attempt to add or to vary in any degree any of these terms and conditions by additional, inconsistent, contrary, or different terms and conditions contained in any response to or acknowledgment or acceptance of a purchase order, such terms and conditions shall be deemed material and are objected to and are rejected by S-A without further notice or objection to Seller.

2.  Changes - S-A may at any time make changes within the general scope of any order in drawings, specifications, designs, delivery schedules, quantities, place of delivery, and packing and shipping instructions related to this order. If any such change causes a variation in the cost of furnishing the goods or services covered, and/or in the time required to perform an order, an equitable adjustment in price and/or delivery schedule shall be made. No claim by Seller shall be valid unless submitted within 15 days from the date notice of any such change is received by Seller. Nothing in this clause shall relieve Seller from proceeding without delay in the performance of an order as changed. S-A engineering, technical, and other personnel may from time to time render assistance or give technical advice to, or exchange information with, Seller’s personnel concerning an order. Such assistance, advice, statements, or exchange of information shall not constitute a waiver with respect to any of Seller’s obligations or S-A’s rights hereunder or be authority for any change in the goods or services called for hereunder. Any such waiver or change to be valid and binding upon S-A must be in writing and signed by an authorized representative of S-A’s purchasing department.

3.  Prices and Taxes - By acceptance of a purchase order, Seller certifies that the prices stated therein are not in excess of prices quoted or charged any other purchaser in similar quantities for the same goods or services. Unless otherwise specified, prices set forth therein shall be firm prices and shall be deemed to include Federal, State and local taxes applicable to the sale of the goods and/or services ordered.

4. Title - Seller shall convey good title, free from any claim or encumbrance, to all goods sold and delivered by Seller under this Contract. Title to the goods shall pass at the time of shipment to S-A at the destination designated for delivery by S-A in the purchase order.

5.  Time of Delivery and Excusable Delays - If Seller fails to make delivery or otherwise to perform at the times stated in the order, or so fails to make progress as to create a reasonable belief that it will not deliver or otherwise perform on time, S-A has the right to cancel, purchase elsewhere, and, unless the delay is excusable as provided below, hold Seller accountable for any additional costs and damages incurred by S-A. Acceptance of any items delivered late shall not constitute a waiver of S-A’s right to demand timely performance as to future deliveries or to recover any damages suffered because of an inexcusable late delivery. Seller will not be liable for S-A’s additional costs and damages if the late delivery or performance is excusable as provided herein. To be excusable, (i) a delay must be unavoidable and due to an act of God, war, riot or other civil insurrection, epidemic, freight embargo, unforeseeable strike, or an act of the government in its sovereign capacity, and (ii) written notice of the occurrence of the event causing the delay must be given to S-A as soon as reasonably possible and in any event within fifteen (15) days after the event occurs. If requested by S-A, Seller shall ship via premium routing to avoid or minimize delay to the maximum extent possible. The added cost of such shipment shall be borne by Seller unless the late delivery is excusable as specified above, in which case each party shall bear 50% of the added cost. Items received more than ten (10) days before scheduled date may, at S-A’s option, be returned at Seller’s expense, or be accepted and payment therefor withheld until it would have been due had the items arrived at the proper time.

6.  Warranty - In addition to the warranty customarily offered by Seller in connection with the sale of similar items, Seller warrants that all items delivered pursuant to S-A’s purchase order will be in strict conformity with the specifications (and approved sample, if furnished) and free from defects. IT IS MANDATORY THAT VERIFIABLE HARD EVIDENCE OF ADEQUATE INSPECTION AND TEST CONDUCTED BY THE SELLER BE FURNISHED ALONG WITH EACH LOT OF MATERIAL SUPPLIED TO S-A. Notice of any nonconformity or defect must be given within one (1) year after acceptance by S-A, except that notice may be given later for defects not reasonably discoverable within one year. Promptly after receipt of notice, Seller shall at its own expense take all necessary action to remedy the defect and the

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results thereof to S-A’s reasonable satisfaction. The foregoing remedies do not limit or exclude any other remedies provided by law.

7.  Indemnification - Seller shall indemnify and hold S-A, its officers, directors, agents, employees, subsidiaries, affiliates and any subsequent owner or lessee of any item delivered hereunder, harmless from any loss, damage, liability and expense (including court costs and reasonable attorney’s fees) on account of damage to property, including the property of S-A and injuries (including death) to any persons (including Seller’s employees) arising from any occurrence caused by any tortious act or omission of the Seller, its agents, employees, or subcontractors. Seller further agrees to indemnify and hold the aforesaid indemnitees harmless from any and all loss, damage, liability and expense (including court costs and reasonable attorney’s fees) arising from any claim, demand or legal action based on an allegation that the manufacture, use or sale of any item delivered hereunder infringes any patent, copyright or other intellectual property right of a third party. Seller shall have the right, at its expense, to defend said claims, provided, that before yielding the defense of a claim, S-A may require that adequate security be furnished against any potential resulting judgments. S-A does not warrant that the manufacture or delivery of any item under any purchase order will be free from third party claims of infringement of patents or other proprietary rights.

8.  Termination - S-A may terminate a purchase order in whole or in part at any time by written (including e-mail) or telegraphic notice to Seller. The notice will state whether the termination is for the convenience of S-A or because of the failure of the Seller to fulfill its obligations thereunder. If the termination is for the convenience of S-A, S-A will reimburse Seller for the actual direct and indirect costs incurred by Seller in good faith in the performance of the terminated purchase order prior to or by reason of such termination, less any amount representing the value of useable inventory or salvage. In no event shall reimbursement plus payments previously made exceed the total price specified in the terminated purchase order. If the termination is because of the failure of Seller to fulfill its obligations thereunder, S-A shall have the right to charge Seller with the extra costs of obtaining elsewhere items similar to those that should have been delivered by Seller and the right to exercise any other appropriate remedies available under law.

9.  S-A Property - All materials, software, and tools furnished or paid for by S-A shall be the property of S-A, shall be subject to removal at any time without additional cost upon demand by S-A, shall be used only in filling orders from S-A, shall be kept separate from other materials, software, or tools, and shall be clearly identified as the property of S-A. Seller assumes all liability for loss or damage with the exception of normal wear and tear, and agrees to supply detailed statements of inventory, upon request by S-A. Seller shall not disclose any information of S-A whether written, oral, or in electromagnetic form, which S-A identifies as proprietary or confidential and shall only use such information in the performance of its obligations under this order.

10.  Drawings and Specifications - S-A shall at all times have title to all drawings and specifications furnished by S-A to Seller and intended for use in connection with a purchase order and Seller shall not reproduce or disclose such drawings and specifications to any person, firm or corporation other than Seller’s employees, subcontractors, or government inspectors as necessary for the performance of the purchase order. The Seller shall at S-A’s request or upon completion of a purchase order, promptly return all drawings and specifications and all copies thereof to S-A. Seller shall impose and enforce these use restrictions on its employees, subcontractors and suppliers.

11.  Assignment - No assignment of any rights, including rights to moneys due or to become due under a purchase order, or delegation of any duties thereunder shall be binding upon S-A unless and until its written consent has been obtained.

12.  Applicable Law - All purchase orders shall be governed by the laws of the State of Georgia without regard to its rules of conflicts of laws.

13.  Compliance with Law - Seller represents and warrants that all goods specified in a purchase order will be manufactured and furnished in accordance with all applicable provisions of the following laws and regulations issued thereunder: FAIR LABOR STANDARDS ACT OF 1938, as amended (29 USC 201), OCCUPATIONAL SAFETY AND HEALTH ACT OF 1970, as amended (15 USC 651), and the CONSUMER PRODUCTS SAFETY ACT, as amended (15 USC 2051). Seller agrees to indemnify, save, and hold harmless S-A, its officers, directors, employees, agents, subsidiaries and affiliates from any and all losses, penalties, and expense, including court costs and reasonable attorney’s fees, resulting from Seller’s non-compliance with the laws and regulations identified above and all other laws and regulations governing Seller’s conduct in reference to a purchase order.

14.  Product Regulatory Compliance - Goods delivered to S-A hereunder will be manufactured, labeled, certified and will perform in compliance with all applicable laws, regulations, standards and/or codes specified by S-A and as in effect for the goods intended use at the time of delivery. It shall be Seller’s responsibility to secure and maintain any and all certifications required for the goods purchased hereunder including goods privately labeled for S-A. In order to ensure the relevant laws and regulations are satisfactorily met, Seller agrees to: (a) Certify to S-A that the goods delivered hereunder are in compliance with the S-A specified regulations, laws, standards and/or codes. (b) Provide S-A and appropriate enforcement agencies with Manufacturer’s Declarations of Conformity or other specified certification(s) declaring evidence of Seller’s compliance with specified standards. (c) Ensure that the goods continue to meet the S-A

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specified compliance levels during the period over which such goods are supplied to S-A. (d) Advise S-A of any changes impacting the product regulatory compliance status of goods during the production thereof. (e) Archive and maintain product regulatory compliance records for a period of ten (10) years from the date of the final shipment of goods to S-A. Such records shall include: schematics, Bills of Materials, theory of operation sufficient to understand the schematics, data sheets, specifications, user manuals, engineering test results, laboratory test results evidencing compliance with specified standards, laboratory test certificates, and manufacturer’s declaration of conformity. (f) Allow S-A, S-A customers and enforcement agencies to inspect Seller’s product regulatory compliance records in order to verify that the goods comply with the laws, regulations, standards and/or codes specified by S-A. (g) Undertake to bring the goods into compliance should the applicable legislation, standards, laws or regulations be revised during the period of supply to S-A. Unless otherwise directed, all documents of regulatory compliance and notice of any changes in product regulatory compliance status during the period over which goods are supplied to S-A shall be forwarded to: Manager, Product Regulatory Compliance, Mail Code: ATL 1.T257, 5030 Sugarloaf Parkway, Lawrenceville, GA 30044.

15  U.S. Government Procurement Law - If a government contract number appears on the face of a purchase order or if Seller is otherwise informed that a purchase order is placed in aid of the performance of a contract with the United States Government, or a subcontract of any tier thereunder, then a purchase order shall be deemed to include all terms and conditions (hereinafter “Government Terms and Conditions”) required by law, regulation, or by such Government contract or subcontract to be included therein. The Government Terms and Conditions shall prevail over any other terms and conditions of such purchase order that are inconsistent with the Government Terms and Conditions. Upon request, S-A agrees to furnish Seller copies of the Government Terms and Conditions, and Seller agrees to furnish S-A upon request certificates in such form as S-A may require certifying that Seller is in compliance with the Government Terms and Conditions.

16.  Non-Solicitation Of S-A Employees - Seller agrees that for a period of twelve (12) months after the date of this Purchase Order, Seller will not, directly or indirectly, on its own behalf or on behalf of another person or entity, recruit, solicit, or induce or attempt to recruit, solicit or induce any employee of S-A with whom Seller or its employees, agents or subcontractors has had contact in connection with this Purchase Order, to leave his or her employment with S-A to go to work, as an employee, consultant or independent contractor, for Seller or any affiliated entity of Seller.

17.  Quality — (a) All official instructions, binding agreements, or deviations/exceptions to specifications must be in writing through the S-A procurement representative to be considered valid. (b) Seller must maintain a robust quality management system and a continuous improvement plan. (c) Seller agrees to ship defect-free product, zero (0) days late, not more than five (5) days earlier than S-A’s dock date, with a one hundred percent (100%) accurate part count or be subject to S-A’s supplier development, probation, and disqualification program. (d) Product will be shipped as specified in external and internal packaging that protects it from damage due to shipping, handling, and electro-static discharge. (e) Seller will not change any Seller design, process, material or sub-supplier/sub-contractor which alters the characteristics of any specified requirements or impacts product fit, form, or function as defined by the S-A drawing or Seller’s standard catalog product specification without getting prior written S-A approval. (f) If Seller’s product is found to be nonconforming at any time within warranty, Seller is liable for such product and the resultant cost of any S-A rework labor, equipment time, and unsalvageable material. (g) In the event Seller does not meet all requirements of subparagraph (c) herein, Seller agrees to provide containment within twenty-four (24) hours and, when requested by S-A, a documented final corrective action report or action plan within fourteen (14) days. (h) Seller may be required to undergo qualification assessments (possibly on-site), conduct verification production runs (with S-A present and/or results provided), and provide first article product with applicable analytical results, certificates of conformance, and/or calibration certifications. (i) If requested by S-A, Seller must provide records of process controls (e.g., inspection and test results) for at least one (1) year after the product manufacturing date code. (j) Seller may be placed on S-A’s probation status due to excessive defects, poor on-time delivery, non-responsiveness to quality issues, or poor state of the business relationship. (k) S-A reserves the right to visit any Seller facility or to have a sub-contractor(s) visit. (l) Seller cannot ship material manufactured greater than one (1) year and eleven (11) months after the Seller’s manufacturing date without prior written S-A approval. (m) Where applicable, Seller’s material will conform to: IPC-A-610C Class II (Acceptability for Electronic Assemblies), IPC/EIA J-STD-001C Class II (Requirements for Soldered Electrical and Electronic Assemblies), and Bellcore TR-NTW-00357 Level II (General Requirements for Assuring Reliability of Components used in Telecommunications).

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EXHIBIT D

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EXHIBIT E

S-A CUSTOMER REQUIREMENTS

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